EXHIBIT 11

                    Pennsylvania Manufacturers Corporation
                                   Exhibit 11
                       Computation of Earnings Per Share
                                  (Unaudited)

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

                                                                                                      Three Months Ended
                                                             Years ended December 31,                       June 30,
(in thousands, except per share data)                   1996            1995           1994           1997          1996
                                                    -------------------------------------------   ---------------------------
Primary:
Weighted average shares outstanding                   23,800,791      23,815,871     23,808,847     23,828,268     23,772,718
Net effect of dilutive stock options - based
       on the treasury stock method using average
       market price                                         --           893,160        841,894        588,199        995,672
                                                    ------------    ------------   ------------   ------------   ------------
Total primary common shares                           23,800,791      24,709,031     24,650,741     24,416,467     24,768,390
                                                    ============    ============   ============   ============   ============
Net (loss) income before extraordinary item         $   (135,334)   $     24,130   $     57,250   $        520   $      1,116
Extraordinary loss                                          --              --             --             --             --
                                                    ------------    ------------   ------------   ------------   ------------
Net (loss) income                                   $   (135,334)   $     24,130   $     57,250   $        520   $      1,116
                                                    ============    ============   ============   ============   ============
Net (loss) income per common and equivalent share
       before extraordinary item                    $      (5.68)   $       0.97   $       2.32   $       0.02   $       0.05
Extraordinary item                                          --              --             --             --             --
                                                    ------------    ------------   ------------   ------------   ------------
Net (loss) income per common and equivalent share   $      (5.68)   $       0.97   $       2.32   $       0.02   $       0.05
                                                    ============    ============   ============   ============   ============
Fully diluted:
Weighted average shares outstanding                   23,800,791      23,815,871     23,808,847     23,828,268     23,772,718
Net effect of dilutive stock options - based
      on the treasury stock method using average
      market price or end of period market price            --         1,118,708        841,894        588,199        995,672
                                                    ------------    ------------   ------------   ------------   ------------
Total fully diluted common shares                      23,800,791      24,934,579     24,650,741     24,416,467     24,768,390
                                                    ============    ============   ============   ============   ============
Net (loss) income before extraordinary item         $   (135,334)   $     24,130   $     57,250   $        520   $      1,116
Extraordinary loss                                          --              --             --             --             --
                                                    ------------    ------------   ------------   ------------   ------------
Net (loss) income                                   $   (135,334)   $     24,130   $     57,250   $        520   $      1,116
                                                    ============    ============   ============   ============   ============
Net (loss) income per common and equivalent share
       before extraordinary item                    $      (5.68)   $       0.96   $       2.32   $       0.02   $       0.05
Extraordinary item                                          --              --             --             --             --
                                                    ------------    ------------   ------------   ------------   ------------
Net (loss) income per common and equivalent share   $      (5.68)   $       0.96   $       2.32   $       0.02   $       0.05
                                                    ============    ============   ============   ============   ============


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                                                            Six Months Ended
                                                                June 30,
(in thousands, except per share data)                      1997          1996
                                                      ---------------------------
Primary:
Weighted average shares outstanding                    23,832,549      23,825,390
Net effect of dilutive stock options - based
       on the treasury stock method using average
       market price                                       634,645       1,095,715
                                                     ------------    ------------
Total primary common shares                            24,467,194      24,921,105
                                                     ============    ============
Net (loss) income before extraordinary item          $      5,277    $      6,745
Extraordinary loss                                         (4,734)           --
                                                     ------------    ------------
Net (loss) income                                    $        543    $      6,745
                                                     ============    ============
Net (loss) income per common and equivalent share
       before extraordinary item                     $       0.21    $       0.27
Extraordinary item                                          (0.19)           --
                                                     ------------    ------------
Net (loss) income per common and equivalent share    $       0.02    $       0.27
                                                     ============    ============

Fully diluted:
Weighted average shares outstanding                    23,832,549      23,825,390
Net effect of dilutive stock options - based
      on the treasury stock method using average
      market price or end of period market price          634,645       1,095,715
                                                     ------------    ------------
Total fully diluted common shares                      24,467,194      24,921,105
                                                     ============    ============
Net (loss) income before extraordinary item          $      5,277    $      6,745
Extraordinary loss                                         (4,734)           --
                                                     ------------    ------------
Net (loss) income                                    $        543    $      6,745
                                                     ============    ============
Net (loss) income per common and equivalent share
       before extraordinary item                     $       0.21    $       0.27
Extraordinary item                                          (0.19)           --
                                                     ------------    ------------
Net (loss) income per common and equivalent share    $       0.02    $       0.27
                                                     ============    ============

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